EMPLOYEE STOCK PURCHASE PLAN

       Phar-Mor, Inc. (the "Company") does hereby establish its Employee Stock Purchase Plan (the "Plan") as follows:

     1. Purpose of the Plan. The Plan is intended to provide a method whereby eligible employees of the Company and its Subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of common stock of the Company. The Company believes that employee participation in the ownership of the Company is of benefit to both the employees and the Company. The Company intends to have the plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to allow participation in a manner that is consistent with the requirements of that Section of the Code. The Company shall issue Shares under the Plan which are authorized and unissued Shares, Shares issued and held by the Company as treasury stock or Shares purchased on the open market, as may be determined from time-to time by the Board of Directors.

     2.Definitions

     Account. "Account" means the funds that are accumulated with respect to each individual Participant as a result of payroll deductions for the purpose of purchasing Shares under the Plan. The funds that are allocated to a Participant's Account shall at all times remain the property of that
Participant, but such funds may be commingled with the general funds of the Company.

       Authorization. "Authorization" means the payroll deduction authorization form submitted by employees to the Company in accordance with the instructions thereon to authorize regular payroll deductions under the Plan, as provided for in Section 6.

     Base Pay. "Base Pay" means an employee's regular straight time salary or earnings (determined prior to any reduction thereof for amounts contributed to an employee benefit plan of the Company or a subsidiary as the result of a salary reduction agreement intended to satisfy Section 125, 402(e)(3) of 402(h) of the Code or the successor thereto and not including overtime and bonus payments).

     Board.  The "Board" means the Board of Directors of the Company.
Code.  The "Code" means the Internal Revenue Code of 1986, as amended.
ESPP Agent. The "ESPP Agent" is a qualified stock brokerage or other financial services firm that has been designated from time-to-time by the Company. Grant Date. The "Grant Date" means the January 1, April 1, July 1, and October 1 on which options to purchase Stock are granted to an employee who is a Participant in the Plan on that date. The first Grant Date shall not be any earlier than October 1, 1997.




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    Holding Period.  The "Holding  Period" shall mean the holding period that is set forth in Section 423(a) of the Code, which, as of the date that the Company's Board of Directors adopted this Plan, is the later of (a) that two (2) year period after the Grant Date and (b) that one (1) year period after transfer to a Participant of any Shares under the Plan.

       Participant. "Participant" means an employee who, pursuant to Section 3, is eligible to participate in the Plan and has complied with the requirements of
Section 6.

       Purchase Price. "Purchase Price" means the price at which options granted by the Company to a Participant are exercised pursuant to Section 4.

       Quarterly Purchase Date. The "Quarterly Purchase Date" means the last day of any calendar quarter in which options are granted to Participants, or if not a business day, the immediately preceding business day.

       Shares. "Shares" means shares of the Company's common stock, $0.01 par value per share, that will be sold to Participants under the Plan.

       Subsidiaries. "Subsidiaries" shall mean any present or future or domestic or foreign corporation that: (i) qualifies as a "subsidiary corporation" of the Company as that term is defined in Section 424 of the Code, and (ii) whose employees have been designated by the Board to be eligible, subject to Section 3, to be Participants under the Plan.

      Withdrawal Notice. "Withdrawal Notice" means a notice, in a form designed by the Company, that a Participant who wishes to withdraw from the Plan must submit to the Company pursuant to Section 13 prior to the Quarterly Purchase Date.

     3. Employees Eligible to Participate. Any employee of the Company or any of its Subsidiaries who (a) is in the employ of the Company or any of its Subsidiaries on the Grant Date, (b) has been so employed for at least ninety
(90) days prior to the Grant Date, and (c) is customarily employed for more than twenty (20) hours per week and for more that five (5) months per calendar year during such employment is eligible to participate in the Plan, except employees as provided in Section 19.

     4. Purchase Price. The Purchase Price per Share shall be ninety percent (90%) of the fair market value of the stock on the Quarterly Purchase Date. Fair market value shall mean the closing price on the NASDAQ National Market.

     5. Number of Shares Reserved Under the Plan. The maximum number of Shares that will be offered under the Plan is 500,000. If, on any date, the total number of Shares for which purchase rights are to be granted pursuant to Section 8 exceeds the number of Shares then available under this Section 5, (after deduction of all Shares (a) that have been purchased under the Plan, and (b) for which options to purchase are then outstanding), the Company shall make a pro rata allocation of the Shares that remain available in as nearly a uniform manner as shall be practicable and as it shall determine, in its sole judgment to be equitable. In such event, each Participant's payroll deductions shall be reduced accordingly, and the Company shall give to each Participant a written notice of such reduction.




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     6.  Participation.  An eligible  employee may become a  Participant  on any
Grant Date (after July 1, 1997) by completing the Authorization provided by the Company and submitting it to the Company at the time specified prior to the Grant Date to which it relates. The Authorization shall authorize an after-tax regular payroll deduction from the pay of the Participant commencing with the first pay date following the Grant Date. Payroll deductions and participation in the Plan shall continue for any employee submitting an Authorization, until such employee becomes ineligible to participate in the Plan or withdraws from the Plan or the Plan is terminated. A Participant who ceases to participate in the Plan may again participate in the Plan on any following Grant Date on which the Participant is eligible to do so, but only once in the calendar year in which participation ceases, by completing and filing an Authorization with the Company at the time specified prior to the Grant Date to which it relates.

     7.     Payroll Deduction.

     7.1 At the time the Authorization is filed with the Company and for so long as a Participant participates in the Plan, each Participant shall authorize the Company to make payroll deductions of a fixed dollar amount per pay period not less than Ten Dollars ($10.00) up to a maximum of One Hundred Dollars ($100.00) per week; provided, however, that no payroll deduction shall exceed ten percent (10%) of Base Pay. The amount of the minimum fixed dollar deduction may be adjusted by the Board of Directors from time-to-time.

     7.2 Each Participant's payroll deductions shall be credited to that Participant's Account. A Participant may not make a separate cash payment into such Account nor may payment for Shares be made from other than the Participant's Account.

     7.3 A Participant's payroll deductions shall begin on the first pay date following the applicable Grant Date, and shall end on the date the Participant becomes ineligible to participate in the Plan or withdraws from the Plan, or the Plan is terminated.

     7.4 A Participant may increase or decrease the amount of his or her payroll deductions, subject to the limits herein, by delivering a new Authorization. Only one (1) increase or decrease in the amount of payroll deductions shall be permitted in a calendar year. A new Authorization shall take effect as soon as it can be processed by the Company.

     8. Granting of Right to Purchase. On each Grant Date, the Plan shall be deemed to have granted automatically to each Participant a right to purchase as many Shares (including fractional Shares) as may be purchased with such Participant's Account on the next following Quarterly Purchase Date, subject to the limitations of the Plan.

     9. Purchase of Shares. On the Quarterly Purchase Date, each Participant whose Account has not been refunded due to the death of such Participant or ineligibility to participate in the Plan shall be deemed to have carried out the right to purchase, and shall be deemed to have purchased at the number of Shares (including fractional Shares) that may be purchased


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       with such  Participant's  Account on the  Quarterly  Purchase Date at the
Purchase Price.

     10. Carryover of Account. Following the purchase of Shares on an Quarterly Purchase Date, any balance of a Participant's Account shall be used to purchase Shares on the next Quarterly Purchase Date, unless the Participant has advised the Company otherwise in writing, in which case the Company shall refund to the Participant the funds that remain in the Participant's Account as soon as practicable thereafter or unless the Participant's Account is otherwise refunded under the applicable terms of the Plan.

     11. Participant's Rights as a Shareholder. No Participant shall have any rights of a shareholder with respect to any Shares until the Shares have been purchased in accordance with Section 9 and issued by the Company.

     12.     Evidence of Ownership of Shares.

     12.1 Promptly following each Quarterly Purchase Date, the Shares that are purchased by each Participant shall be deposited into an account that is established in the Participant's name with the ESPP Agent.

     12.2 A Participant may direct, by written notice to the Company prior to an Quarterly Purchase Date, that the ESPP Agent account be established in the names of the Participant and one such other person as may be designated by the Participant as a joint tenant with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

     12.3 A Participant shall be free to undertake a disposition, as that term is defined in Section 424(c) of the Code (which generally includes any sale, exchange, gift or transfer of legal title), of Shares in the Participant's ESPP Agent account at any time, whether by sale, exchange, gift or other transfer of title. A Participant may move such Shares to an account at another brokerage firm of the Participant's choosing or request that a certificate that represents the Shares be issued and delivered to the Participant.

     13. Withdrawal. A Participant may terminate his or her participation and withdraw from the Plan at any time prior to the Quarterly Purchase Date by delivering a Withdrawal Notice to the Company, in which event the Company shall carry out the purchase of Shares with the balance of Participant's Account prior to Participant's withdrawal on the next Quarterly Purchase Date. (Thereafter, such Participant may again participate in the Plan in accordance with Section 6.)

     14. Interest. No interest shall be paid or allowed on a Participant's Account.

     15. Rights Not Transferable. No Participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber such Participant's Account or any rights and interest to purchase or to receive Shares under the Plan, and such Account and rights and interests shall not be




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liable for, or subject to, a Participant's debtors,  contracts,  or liabilities.
If any such action is taken by the Participant or any valid claim is made by any party with respect to such Account or rights and interest, whether by garnishment, levy, attachment or otherwise, such Participant shall cease to participate in the Plan, no further payroll deductions shall be taken from the pay due and owing to the Participant, and the balance in such Participant's Account shall be refunded to the Participant.

     16. Retirement, Death or Termination of Employment. In the event of a Participant's termination of employment with the Company and all subsidiaries for any reason (including retirement, death or disability) or in the event the corporation by which Participant is employed ceases to be a Subsidiary of the Company, no further payroll deduction shall be taken from any pay due and owing to such Participant. In the event of a Participant's termination of employment due to the death of such Participant, the balance in such Participant's Account shall be refunded to his or her estate, or if none, to the person(s) entitled to his or her estate under the intestate laws of the state in which he or she resides. In the event of a Participant's termination of employment for any reason other than death, on the following Quarterly Purchase Date, each such Participant shall be deemed to have carried out the right to purchase, and shall be deemed to have purchased at the number of Shares (including fractional Shares) that may be purchased with such Participant's Account on the Quarterly Purchase Date.

     17. Amendment, Modification, Suspension or Discontinuance of this Plan. The Board may amend the Plan at any time and for any reason, provided, however, that no such amendment shall be effective without the approval of the shareholders of the Company if the amendment (a) increases the number of Shares to be offered under the Plan (other than as provided for herein) or (b) decreases the Purchase Price per share or if such approval is required to meet the requirements of
Section 423 of the Code or Securities and Exchange Commission Rule 16b-3 (or successors thereto).

     18. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the capital structure of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of the Shares that are available for purchase under the Plan, and in the number of Shares that an employee is entitled to purchase all to the end that a Participant's proportionate interest shall be maintained as before the occurrence of such event. (Such adjustment made by the Board shall be conclusive.)

     19. Share Ownership. Notwithstanding anything herein to the contrary, no Participant shall be granted a right to purchase any Shares under the Plan if such Participant, immediately after the granting of such rights, owns Shares that account for (including all shares that may be purchased under outstanding rights and options) five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or its Subsidiaries (or its parent with in the meaning of Section 424(e) of the Code). For the foregoing purposes, the rules of Section 424(d) of the Code shall apply in determining share ownership. In addition, no Participant shall




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be granted a right to  purchase  any  Shares  under the Plan that  permits  such
Participant's rights to purchase Shares under all "employee stock purchase plans" of the Company and its Subsidiaries (or its parent within the meaning of 423(e) of the Code) to accrue at a rate that exceeds $25,000 of the fair market value of such shares (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time (as interpreted and applied in accordance with Section 423(b) (8) of the Code).

     20. Administration. The Plan shall be administered by the Board, which may engage the ESPP Agent to assist in the administration of the Plan. The Board shall be vested with full authority and discretion to (a) administer, construe, and interpret the Plan, (b) define the terms of the Plan, (c) prescribe, amend and rescind rules and regulations for the Plan, (d) correct any defect, supply any omission or reconcile any inconsistency in the Plan, and (e) make all legal and factual determinations necessary or advisable for the administration of the Plan. All determinations, decisions, or actions of the Board in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons that claim rights or interests under or through a Participant. The Board may delegate any or all of its authority hereunder to a committee of the Board, as it may designate.

     21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, that is designated by the Company from time to time for the receipt thereof, and, in the absence of such designation, the Company's Legal Department; Attention: General Counsel.

     22.     Termination of Plan.

     22.1 This Plan shall terminate at the earliest of the following:

            (a)  July 1, 2002;
            (b) The date of the filing of a statement of intent to dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among a corporation related to the Company. In such event, a Participant shall be treated with respect to such Share for which the Participant has been granted a right to purchase in the same manner, as nearby as reasonably possible as a holder of a Share subject to options is otherwise treated in such event.
           (c) The date the Board acts to terminate the Plan; and
           (d) The date when all of the Shares that were reserved for issuance hereunder have been purchased.

     22.2 Upon termination of the Plan, the Company shall refund to each Participant the balance of each Participant's Account that is not otherwise used to purchase Shares.






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     23.  Limitations  on Sale of Stock  Purchased  Under the Plan.  The Plan is
intended to provide Shares for investment and not for resale. The Company does not, however, intend to restrict or influence the conduct of any employee's affairs. An employee, therefore, may sell Shares that are purchased under the Plan at any time, subject to compliance with any applicable federal and state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES.

     24. Governmental Regulations. The Company's obligation to sell and deliver Shares under this Plan is subject to any governmental approval that is required in connection with the authorization, issuance, or sale of such Shares. No right to purchase Shares or purchase and delivery of Shares shall be granted or exercised if the same would be contrary to law or the regulations of any duly constituted authority having jurisdiction or would disqualify the Plan as "employee stock purchase plan" under Section 423 of the Code.

     25. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

     26. Effective Date and Approvals. The Plan shall be effective September 1, 1997, subject to its adoption by the Board by that date and subject to approval of the stockholders of the Company (in accordance with applicable law for the issuance of corporate stock or options) within (12) months before or after the date the Plan is adopted by the Board. If the Plan is not so adopted and approved, it shall not be effective.

     27. Exchange Act. Notwithstanding any contrary provisions, any Participants that are directors, executive officers and 10% or greater shareholders subject to Section 16 of the Securities Exchange Act of 1934 (or successor thereto) must effect transactions hereunder in accordance with Section 16 of the 1934 Act and the rules promulgated thereunder. In this regard, it is intended that the Plan comply with Rule 16b-3, and in order to maintain compliance with Rule 16b-3, as well as the 1934 Act, the Board may make such rules and impose such limitations as it deems advisable. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements to purchase Shares, the amount of Shares that may be purchased or the price for the purchase of Shares) shall be deemed to be incorporated by reference into the Plan with respect to Participants subject to Section 16 of the 1934 Act.




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      28.  Governing  Law. The law of the  Commonwealth  of  Pennsylvania  shall govern all matters that relate to this Plan, except to the extent it is superseded by the laws of the United States.

Date Adopted by Board:  June 5, 1997

Date Approved by Shareholders: February 17, 1998